UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 12, 2013

SENTIO HEALTHCARE PROPERTIES, INC.

 (Exact name of registrant as specified in its charter)

Maryland	000-53969	20-5721212
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

189 South Orange Ave, Suite 1700

Orlando, FL 32801

(Address of principal executive offices)

407- 999-7679

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on February 10, 2013 we entered into definitive documentation with Sentinel RE Investment Holdings LP (the “KKR Investor”), an affiliate of Kohlberg Kravis Roberts & Co. L.P. (together with its affiliates, “KKR”) for the purpose of obtaining up to a $150 million equity commitment to be used to finance future real estate acquisitions (such investment and the related agreements, collectively, the “KKR Equity Commitment”). The terms of the KKR Equity Commitment are discussed in a Current Report on Form 8-K filed by the Company on February 12, 2013.

Effective March 12, 2013, in fulfillment of obligations pursuant to the KKR Equity Commitment, the Company’s board of directors (the “Board”) was increased in size from seven to nine members, and the Board elected Mr. Billy Butcher and Mr. Daniel A. Decker to fill the resulting vacancies. Concurrently, Mr. Butcher and Mr. Decker were also appointed to serve as members of the investment committee of the Board. In connection with their appointments to the Board, the Company entered into customary indemnification agreements with Mr. Butcher and Mr. Decker on terms consistent with those previously executed with our existing directors. In connection with their service as directors, Mr. Butcher and Mr. Decker will be entitled receive compensation consistent with that provided to all of our non-employee directors. Biographical information regarding Mr. Butcher and Mr. Decker, appears below:

Billy Butcher, age 32, is currently employed by KKR as a Director in its real estate investment business.  Mr. Butcher joined KKR in 2004, and prior to KKR’s establishment of a dedicated real estate investment effort, Mr. Butcher worked in KKR’s corporate private equity business, both in the United States and internationally.

Prior to joining KKR, Mr. Butcher was employed with Goldman Sachs & Co. He holds an A.B. from Princeton University and an M.B.A. from the Stanford University Graduate School of Business.

            Mr. Butcher was elected to be one of our directors, and a member of our investment committee, in connection with, and as a condition to, the execution of the KKR Equity Commitment. Mr. Butcher  is an executive officer of Sentinel RE Investment Holdings GP LLC, which is the general partner of the KKR Investor.

Daniel A. Decker, age 60, is the President and an owner of CoastWood Senior Housing Partners, LLC (“CW”), an investment firm specializing in seniors housing and related services, which he founded in 2005. In January 2013, CW joined with KKR and Beecken Petty O'Keefe & Company to acquire 100% of the operations of Sunrise Senior Living (NYSE:SRZ), one of the leading operator of assisted living properties in the United States.

Prior to forming CW, Mr. Decker was a partner from 1990 to 2005 at The Hampstead Group, LLC, a private equity firm specializing in real estate operating companies. Mr. Decker was an attorney at the law firm of Munsch, Hardt, Kopf & Harr from 1985 to 1990, which he co-founded in 1985. Mr. Decker was an attorney at Winstead, Sechrest & Minick P.C. from 1980 to 1985. Mr. Decker served as a Director of Health Care REIT, Inc. (NYSE:HCN) from October 2011 through August 2012, during which time he served as a member of the Audit, Investment, Nominating/Corporate Governance and Planning Committees. Mr. Decker earned his Bachelor of Business Administration degree in economics in 1979 and his J.D. in 1980, both from the University of Missouri.

Mr. Decker has been investing in the senior housing industry for nearly 20 years. During that period has been involved in the investment, made through three different public companies, of approximately $2 billion of assets across a spectrum of independent living, assisted living, memory care, and skilled nursing facilities. Mr. Decker’s experience with investment and private equity firms brings a new point of view and base of experience to the board of directors. Mr. Decker was elected to be one of our directors, and a member of our investment committee, in connection with, and as a condition to, the execution of the KKR Equity Commitment. Mr. Decker, through an affiliate of KKR, is expected to co-invest with the KKR Investor in us in connection with the KKR Equity Commitment.

Item 8.01. Other Information

Effective April 1st of this year, the Company is increasing its expected daily distribution to an amount that, if declared and paid each day for a 365 day period, would equate to an annualized rate of 5.0% (based on a $10.00 share price). Distributions are made at the discretion of our board of directors and are currently declared and paid quarterly. Distribution payments for the quarter beginning April 1, 2013 will be made in July 2013.

The Company will file with the SEC and mail or otherwise provide to its stockholders a proxy statement in connection with an amendment to the Company’s charter related to the KKR Equity Commitment. The Company also will be filing other documents with the SEC. Investors and security holders are urged to read the proxy statement and other documents relating to such proposed charter amendment when they become available, because they will contain important information.

Investors and security holders may obtain a free copy of the proxy statement and other documents that the Company files with the SEC (when available) from the SEC’s website at www.sec.gov and the Company’s website at www.sentiohealthcareproperties.com. In addition, the proxy statement and other documents filed by the Company with the SEC (when available) may be obtained from the Company free of charge by directing a request to Sentio Healthcare Properties, Inc., 189 South Orange Ave, Suite 1700 Orlando, FL 32801.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the Company’s directors and executive officers can be found herein and in the Company’s definitive proxy statement filed with the SEC on March 23, 2012. Additional information regarding the interests of such potential participants will be included in the proxy statement and other relevant documents filed with the SEC in connection with the proposed transaction when they become available. These documents are available free of charge on the SEC’s website and from the Company using the sources indicated above.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

99.1	Press Release Dated March 18, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTIO HEALTHCARE PROPERTIES, INC.

Dated: March 18, 2013	By:	/s/ Sharon C. Kaiser
Sharon Kaiser
Chief Financial Officer